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                                 EXHIBIT 23.3


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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

The Partners
Two Park Company:

     We consent to incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated March 14, 1997, with respect to the balance sheets of Two Park Company, a New York general partnership, as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated March 12, 1997, as amended by Form 8-K/A dated March 12, 1997, and to the reference to our firm under the heading 'Experts' in the Proxy Statement/Prospectus.

                                          KPMG PEAT MARWICK LLP


Boston, Massachusetts
October 27, 1997